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                                                                       EXHIBIT 5

                          September 10, 1997

(213) 669-6000

Santa Anita Realty Enterprises, Inc.
301 West Huntington Drive, Suite 405
Arcadia, California 91007

Santa Anita Operating Company
285 West Huntington Drive
Arcadia, California 91007

    Re: Registration Statement on Form S-4

Dear Ladies and Gentlemen:

  In connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 83,703,723 shares of Common Stock of Santa Anita Realty Enterprises, Inc. ("Realty"), par value $0.10 per share ("Realty Common Stock"), and up to 83,703,723 shares of Common Stock of Santa Anita Operating Company ("Operating"), par value $0.10 per share ("Operating Common Stock"), to be issued in connection with the proposed mergers of Meditrust with and into Realty and Meditrust Acquisition Company with and into Operating (collectively, the "Mergers"), pursuant to the Registration Statement on Form S-4 (File Nos. 333-34831 and 333-34831-01) (the "Registration Statement"), filed by Realty and Operating with the Securities and Exchange Commission on September 2, 1997, you have requested our opinion set forth below. Such shares of Realty Common Stock and Operating Common Stock, which will be paired for transfer and trading purposes, are referred to herein as "Shares."

  We have considered such facts and examined such questions of law as we have considered appropriate for purposes of rendering the opinion expressed below.

  We are opining only as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability or the effect of any other laws or as to any matters of municipal law or of any other local agencies within any state.

  Subject to the foregoing and in reliance thereon, in our opinion, upon approval of the Mergers by the respective stockholders of Realty, Operating, Meditrust and Meditrust Acquisition Company in accordance with the terms and conditions set forth in the Registration Statement and the filing of Certificates of Merger with the Secretary of State of the State of Delaware and Certificates of Termination with the Secretary of State of the Commonwealth of Massachusetts and the issuance and delivery of the shares pursuant to the Mergers, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

  We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm under the headings "The Mergers-- Material Federal Income Tax Consequences of the Mergers" and "Legal Matters."

                                          Very truly yours,

                                          O'MELVENY & MYERS LLP